Exhibit (c)(vii)

Confidential – Preliminary Draft Project Everest Strategic Alternatives – Update October 2023

Confidential – Preliminary Draft

Illustrative Financial Analysis Summary – Presented as of 9/26/23

($ in millions, expect per share data)

Valuation as of 6/30/23

Current Share Price: $17.50 | Current TEV: $2,698 | Current FY24E Consensus Multiples: 30.0x / 5.8x

		Key Metrics and Methodologies	Implied Share Price	Implied TEV	Implied FY24E EBITDA Multiple[1]	Implied FY24E Revenue Multiple[1]	Implied Premium to Current
I DCF	PGR	DCF – PGR Method (5.0% - 7.0% PGR) Disc. Rate: 12.5% - 13.5% Imp. Terminal EBITDA Multiple (NTM): 6.8x - 10.6x	$12.54 - $17.42	$1,838 - $2,684	17.4x - 25.4x	3.9x - 5.7x	(28.4%) - (0.4%)
I DCF	Terminal Multiple	DCF – Terminal Multiple Method (9.0x - 13.0x NTM EBITDA) Disc. Rate: 12.5% - 13.5% Imp. PGR: 6.1% - 8.9%	$14.64 - $19.88	$2,202 - $3,110	20.8x - 29.4x	4.7x - 6.6x	(16.4%) - 13.6%
Standalone	Trading Multiples	Trading EBITDA Multiples[2] FY24E EBITDA: $106 Multiple Range: 25.0x - 33.0x	$17.19 - $22.07	$2,643 - $3,489	25.0x - 33.0x	5.6x - 7.4x	(1.8%) - 26.1%
Standalone	Reference	Average of PV of FSP from FY23-FY26 NTM EBITDA Multiple starting at 30.0x and stepped down to 22.0x - 26.0x by FY26 Disc. Rate: 14.0%	$22.52 - $24.30	$3,567 - $3,876	33.7x - 36.7x	7.6x - 8.3x	28.7% - 38.9%
Standalone	Reference	1-Year Analyst Price Targets 25th - 75th Percentile (Based on Available Analysts)	$21.00 - $24.50	$3,304 - $3,910	31.2x - 37.0x	7.0x - 8.3x	20.0% - 40.0%
Standalone	Reference	52-Week Trading Range	$15.44 - $22.27	$2,341 - $3,524	22.1x - 33.3x	5.0x - 7.5x	(11.8%) - 27.3%
II Separation (SOTP of Ent. / SMB)	Trading Multiples	Trading EBITDA Multiples[3] FY24E Enterprise EBITDA: $14 / FY24E SMB EBITDA: $97 Multiple Range: 30.0x - 35.0x / 28.0x - 36.0x	$19.99 - $24.86 ($2.62 - $3.02 | $15.78 - $20.26)	$3,128 - $3,973	29.6x - 37.6x	6.7x - 8.5x	14.2% - 42.1%
II Separation (SOTP of Ent. / SMB)	Precedents	Precedent Transactions[5] NTM Enterprise Rev.: $172 / NTM SMB EBITDA: $83 Precedent Multiple Range: 4.0x - 5.0x / 30.0x - 40.0x	$20.21 - $25.98 ($4.21 - $5.20 | $14.43 - $19.20)	$3,168 - $4,166	30.0x - 39.4x	6.7x - 8.9x	15.5% - 48.5%
III Sale	Precedents	Precedent Transactions NTM EBITDA: $82 Precedent Multiple Range: 25.0x - 40.0x	$13.78 - $20.89	$2,053 - $3,284	19.4x - 31.1x	4.4x - 7.0x	(21.3%) - 19.4%
III Sale	Reference	Premiums Paid (Majority Transaction) Premia Paid: 20.0% - 35.0%	$21.00 - $23.63	$3,304 - $3,758	31.2x - 35.5x	7.0x - 8.0x	20.0% - 35.0%
III Sale	Reference	LBO (WholeCo Exit): 6.5x Leverage[6] '28E Exit EBITDA: 22.0x - 26.0x Required IRR: 17.5% - 22.5%	$18.17 - $24.98	$2,814 - $3,992	26.6x - 37.8x	6.0x - 8.5x	3.9% - 42.7%

Implied Tax Impact / Share to be Netted Against SOTP Value in Taxable Separation: ($0.50) - ($0.99)[4]

Implied Share Price Range: Enterprise | SMB (Totals also incl. $1.58 of unallocated cash / sh.)

Enterprise | SMB

Source: Management estimates, FactSet (9/14/23)

1. Implied multiples based on management estimates for 2024E EBITDA and Revenue, respectively
2. Implies ~1.00-1.30x growth adjusted EBITDA based on peers and 25.4% growth rate
3. Implies a range of 1.35x – 1.55x 2024E growth adjusted EBITDA and 2.2x – 2.5x 2024E Revenue for Enterprise. Implies a range of 1.00x – 1.30x 2024E growth adjusted EBITDA and 9.8x – 12.6x 2024E Revenue for SMB

EVERCORE 2 Project Everest

4. Calculated using midpoint Enterprise valuations implied by peer and precedent methodologies
5. For the Enterprise segment (NTM growth rate of ~20%), implies ~0.22x growth adjusted Revenue (EQT / BillTrust transaction's growth adjusted revenue multiple). Implies a range of 10.1x – 13.4x NTM Revenue for SMB
6. LBO Incorporates $9mm-$12mm of public company cost savings over the forecast period (2023E-2028E)

Confidential – Preliminary Draft Illustrative Financial Analysis Summary – Updated ($ in millions, expect per share data) Valuation as of 6/30/23 Current TEV: Current FY24E Consensus Current Share Price: $18.44 $2,861 Multiples: 31.8x / 6.1x Implied FY24E Implied FY24E Implied EBITDA Revenue Premium Key Metrics and Methodologies Implied Share Price Implied TEV Multiple1 Multiple1 to Current I DCF – PGR Method (5.0%—7.0% PGR) PGR    Disc. Rate: 12.5%—13.5% $13.28 $18.20 $1,968—$2,820 18.6x—26.7x 4.2x—6.0x (28.0%)—(1.3%)    Imp. Terminal EBITDA Multiple (NTM): 6.8x—10.6x DCF DCF – Terminal Multiple Method (9.0x—13.0x NTM EBITDA) Terminal                Disc. Rate: 12.5%—13.5% $15.39 $20.66 $2,332—$3,246 22.1x—30.7x 5.0x—6.9x (16.6%)—12.0% Multiple    Imp. PGR: 6.1%—8.9% Trading Trading EBITDA Multiples2    FY24E EBITDA: $106 $17.18 $22.07 $2,643—$3,489 25.0x—33.0x 5.6x—7.4x (6.8%)—19.7% Multiples    Multiple Range: 25.0x—33.0x Average of PV of FSP from FY23-FY26    NTM EBITDA Multiple starting at $22.52 $24.30 $3,568—$3,877 33.7x—36.7x 7.6x—8.3x 22.1%—31.8%    30.0x and stepped down to 22.0x— 26.0x by FY26    Disc. Rate: 14.0% Standalone 1-Year Analyst Price Targets Reference $21.00 $24.50 $3,305—$3,911 31.3x—37.0x 7.0x—8.3x 13.9%—32.9%    25th—75th Percentile (Based on Available Analysts) 52-Week Trading Range $15.44 $22.27 $2,341—$3,524 22.1x—33.3x 5.0x—7.5x (16.3%)—20.8% $2.62—$3.02 | $15.78—$20.26 II Trading Trading EBITDA Multiples 3    FY24E Enterprise EBITDA: $14 / FY24E SMB EBITDA: $97 Implied Tax Impact / $19.98 $24.86 $3,128—$3,973 29.6x—37 8.4%—34.8% Separation Multiples Share to be Netted                Multiple Range: 30.0x—35.0x / 28.0x—36.0x (SOTP of Against SOTP Value in Taxable Separation: $4.20—$5.20 | $14.42—$19.19 Ent. / SMB) Precedent Transactions5 ($0.50)—($0.99)4 Precedents    NTM Enterprise Rev.: $172 / NTM SMB EBITDA: $83 $20.21 $25.98 $3,168—$4,166 30.0x—39.4x 9.6%—40.9%    Precedent Multiple Range: 4.0x—5.0x / 30.0x—40.0x III Precedent Transactions Precedents    NTM EBITDA: $82 $13.77 $20.88 $2,053—$3,284 19.4x—31.1x 4.4x—7.0x (25.3%)—13.3%    Precedent Multiple Range: 25.0x—40.0x Premiums Paid (Majority Transaction) Sale $22.13 $24.89 $3,500—$3,979 33.1x—37.6x 7.5x—8.5x 20.0%—35.0%    Premia Paid: 20.0%—35.0% Reference 6 LBO (WholeCo Exit): 6.5x Leverage    ’28E Exit EBITDA: 22.0x—26.0x $18.40 $25.27 $2,854—$4,044 27.0x—38.2x 6.1x—8.6x (0.2%)—37.0%    Required IRR: 17.5%—22.5% Source: Management estimates, FactSet (10/3/23) Implied Share Price Range: Enterprise | SMB 1. Implied multiples based on management estimates for 2024E EBITDA and Revenue, respectively Enterprise SMB (Totals also incl. $1.58 of unallocated cash / sh.) 2. Implies ~1.00-1.30x growth adjusted EBITDA based on peers and 25.4% growth rate 3. Implies a range of 1.35x – 1.55x 2024E growth adjusted EBITDA and 2.2x – 2.5x 2024E Revenue for Enterprise. Implies a range of 1.00x – 1.30x 2024E growth adjusted EBITDA and 9.8x – 12.6x 2024E Revenue for SMB 3 Project Everest 4. Calculated using midpoint Enterprise valuations implied by peer and precedent methodologies 5. For the Enterprise segment (NTM growth rate of ~20%), implies ~0.22x growth adjusted Revenue (EQT / BillTrust transaction’s growth adjusted revenue multiple). Implies a range of 10.1x – 13.4x NTM Revenue for SMB 6. LBO Incorporates $9mm-$12mm of public company cost savings over the forecast period (2023E-2028E)

Confidential – Preliminary Draft I Illustrative Discounted Cash Flow Analysis – WholeCo (PGR Method) Valuation date as of 6/30/23 ($ in millions, expect per share data) Free Cash Flow Summary Management Projections Management Extrapolation 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E Terminal Revenue $374 $469 $588 $726 $886 $1,040 $1,175 $1,305 $1,425 $1,538 $1,640 $1,640 % Growth 27.6% 25.4% 25.3% 23.4% 22.1% 17.3% 13.0% 11.0% 9.2% 7.9% 6.7% EBITDA $72 $106 $149 $205 $276 $336 $390 $443 $492 $539 $581 $581 % Margin 19.3% 22.5% 25.3% 28.2% 31.1% 32.3% 33.2% 33.9% 34.5% 35.0% 35.5% 35.5% Less: Depreciation (4) (7) (9) (12) (16) (19) (21) (23) (25) (27) (29) (33) Less: Intangible Amort (15) (14) (14) (9) (8) (8) (2) (0) — —Less: SBC (23) (34) (47) (63) (80) (83) (94) (91) (100) (108) (115) (115) EBIT (Burdened by SBC) $30 $51 $79 $121 $172 $226 $274 $328 $367 $404 $438 $434 % Margin 8.0% 10.8% 13.4% 16.7% 19.4% 21.8% 23.3% 25.1% 25.8% 26.3% 26.7% 26.5% Less: Unlevered Taxes (12) (17) (24) (34) (46) (59) (71) (85) (95) (105) (114) (113) % Tax Rate 38.3% 33.9% 30.3% 28.1% 26.6% 26.0% 26.0% 26.0% 26.0% 26.0% 26.0% 26.0% Plus: Depreciation 4 7 9 12 16 19 21 23 25 27 29 33 Plus: Intangible Amort 15 14 14 9 8 8 2 0 — —Less: Capital Expenditures (10) (12) (13) (15) (18) (21) (24) (26) (29) (31) (33) (33) Less: (Increases) in NWC 2 4 5 6 6 7 8 9 10 11 12—Total Unlevered FCF $31 $47 $69 $98 $139 $181 $210 $249 $279 $306 $332 $321 (x) Discount Factor @ 13.0% Disc. Rate 0.97x 0.88x 0.78x 0.69x 0.61x 0.54x 0.48x 0.43x 0.38x 0.33x 0.29x PV of Unlevered FCF $15 $42 $54 $68 $85 $98 $101 $106 $105 $102 $98 Implied Share Price Implied Terminal NTM EBITDA Multiple Terminal Cash Flow $321 Terminal Value @ 6.0% PGR 4,861 Perpetuity Growth Rate Perpetuity Growth Rate Discount Factor @ 13.0% WACC 0.295x PV of Terminal Value $1,432 5.0% 6.0% 7.0% 5.0% 6.0% 7.0% PV of Projected Cash Flows 873 12.5% $15.09 $16.41 $18.20 12.5% 7.7x 8.9x 10.6x Total Enterprise Value $2,305 Plus: Cash 333 u nt u nt Less: Debt—Rate 13.0% $14.13 $15.23 $16.70 Rate 13.0% 7.2 8.3 9.8 Equity Value $2,638 Disco Disco (/) FDSO 1 173.2 13.5% $13.28 $14.21 $15.43 13.5% 6.8 7.8 9.0 Price Per Share $15.23 4 Project Everest Source: Company filings, Management estimates 1. Includes 167.4mm basic shares outstanding as of 7/31/23 and 5.8mm dilutive securities as of 6/30/23

Confidential – Preliminary Draft I Illustrative Discounted Cash Flow Analysis – WholeCo (Terminal Multiple Method) Valuation date as of 6/30/23 ($ in millions, expect per share data) Free Cash Flow Summary Management Projections Management Extrapolation 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E Terminal Revenue $374 $469 $588 $726 $886 $1,040 $1,175 $1,305 $1,425 $1,538 $1,640 $1,640 % Growth 27.6% 25.4% 25.3% 23.4% 22.1% 17.3% 13.0% 11.0% 9.2% 7.9% 6.7% EBITDA $72 $106 $149 $205 $276 $336 $390 $443 $492 $539 $581 $581 % Margin 19.3% 22.5% 25.3% 28.2% 31.1% 32.3% 33.2% 33.9% 34.5% 35.0% 35.5% 35.5% Less: Depreciation (4) (7) (9) (12) (16) (19) (21) (23) (25) (27) (29) (33) Less: Intangible Amort (15) (14) (14) (9) (8) (8) (2) (0) — —Less: SBC (23) (34) (47) (63) (80) (83) (94) (91) (100) (108) (115) (115) EBIT (Burdened by SBC) $30 $51 $79 $121 $172 $226 $274 $328 $367 $404 $438 $434 % Margin 8.0% 10.8% 13.4% 16.7% 19.4% 21.8% 23.3% 25.1% 25.8% 26.3% 26.7% 26.5% Less: Unlevered Taxes (12) (17) (24) (34) (46) (59) (71) (85) (95) (105) (114) (113) % Tax Rate 38.3% 33.9% 30.3% 28.1% 26.6% 26.0% 26.0% 26.0% 26.0% 26.0% 26.0% 26.0% Plus: Depreciation 4 7 9 12 16 19 21 23 25 27 29 33 Plus: Intangible Amort 15 14 14 9 8 8 2 0 — —Less: Capital Expenditures (10) (12) (13) (15) (18) (21) (24) (26) (29) (31) (33) (33) Less: (Increases) in NWC 2 4 5 6 6 7 8 9 10 11 12—Total Unlevered FCF $31 $47 $69 $98 $139 $181 $210 $249 $279 $306 $332 $321 (x) Discount Factor @ 13.0% Disc. Rate 0.97x 0.88x 0.78x 0.69x 0.61x 0.54x 0.48x 0.43x 0.38x 0.33x 0.29x PV of Unlevered FCF $15 $42 $54 $68 $85 $98 $101 $106 $105 $102 $98 Implied Share Price Implied PGR Terminal NTM EBITDA $622 NTM Multiple 11.0x Terminal NTM EBITDA Multiple Terminal NTM EBITDA Multiple Terminal Value $6,846 Discount Factor 0.277x 9.0x 11.0x 13.0x 9.0x 11.0x 13.0x PV of Terminal Value $1,897 PV of Projected Cash Flows 873 12.5% $16.49 $18.57 $20.66 12.5% 6.1% 7.2% 8.0% Total Enterprise Value $2,770 nt u u nt Plus: Cash 333 Rate 13.0% $15.92 $17.91 $19.91 Rate 13.0% 6.5% 7.6% 8.4% Less: Debt—Disco Disco Equity Value $3,103 1 13.5% $15.39 $17.29 $19.19 13.5% 7.0% 8.1% 8.9% (/) FDSO 173.2 Price Per Share $17.91 5 Project Everest Source: Company filings, Management estimates 1. Includes 167.4mm basic shares outstanding as of 7/31/23 and 5.8mm dilutive securities as of 6/30/23

Confidential – Preliminary Draft These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Everest to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. Project Everest